EXHIBIT 5.1


                        [PENNCORP FINANCIAL GROUP, INC.]




                                 March 23, 1998


PennCorp Financial Group, Inc.
590 Madison Avenue, 38th Floor
New York, New York  10022

Ladies and Gentlemen:

     I am General Counsel of PennCorp Financial Group, Inc., a Delaware corporation (the "Company"). In such capacity, I have acted as counsel to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 to be filed with the Commission on or about March 25, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Company of up to 570,760 shares (the "Registered Shares") of the common stock, par value $.01 per share, of the Company issuable upon exercise of a warrant (the "Warrant") granted pursuant to the Company's William M. McCormick Warrant Plan (the "Plan").

     In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates of officers and representatives of the Company.




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      Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that when the Registered Shares are issued and delivered against receipt of payment therefor in accordance with the terms of the Warrant, such Registered Shares will be validly issued, fully paid and nonassessable.

      The opinion herein is limited to the corporate laws of the State of Delaware and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      I consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                        /s/ Scott D. Silverman
                                    --------------------------------------------
                                    Scott D. Silverman,
                                    Senior Vice President,
                                    General Counsel & Secretary



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